                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 7, 2002
                               (FEBRUARY 8, 2002)




                              PLUS SOLUTIONS, INC.
                              (Name of Registrant)




             NEVADA                     000-28331              88-0412455
 (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation or organization)       File Number)      Identification Number)




              14677 MIDWAY ROAD, SUITE 206, ADDISON, TEXAS, U.S.A.
                    (Address of principal executive officers)


                                      75001
                                   (Zip Code)




                                  972-687-0090
                         (Registrant's telephone number,
                              including area code)




        6436 LABURNUM STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6M 3S9
                (Former address of principal executive offices)




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ITEM 5.  OTHER ITEMS.

On February 8, 2002, Plus Solutions, Inc. (the "Company") rescinded its September 5, 2001 agreement to acquire Applied Technology Solution Integrators, Inc. ("ATSI") based on the inability of ATSI to deliver audited financial statements and the inaccuracy of certain ATSI's representations and warranties in the agreement (the "Rescission"). The Rescission, which was approved by a majority of the previous stockholders of ATSI, was accomplished by a rescission of the merger between ATSI and a wholly-owned subsidiary of the Company.

Pursuant to the terms of a Rescission Agreement between the Company and ATSI dated February 8, 2002, the Company cancelled all shares of the Company's Series B Preferred Stock previously issued to the stockholders of ATSI. The Company returned all certificates and records regarding ATSI common stock to ATSI. Paul Harkins resigned as an officer and director of the Company. In addition, the Company retained the rights to certain contracts, as well as its core asset, the ExpressOrder software program.

Max L. Golden has been elected President of the Company by the Company's board of directors. The Company will continue in its current line of business to provide financial products and services to banks, mortgage brokers, appraisal firms, real estate professionals, and credit unions.

As a result of the Rescission, the beneficial ownership of our common stock and our management are substantially as disclosed in our annual report on Form 10-KSB filed December 1, 2002. Michael Elam continues to serve as our Vice President and Chief Technology Officer. All shares of our Series B Preferred Stock have been cancelled.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 7, 2002             PLUS SOLUTIONS, INC.


                                 By: /s/ MAX GOLDEN
                                     ------------------------------------------
                                     Vice President and Chief Financial Officer



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